UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 21, 2006
SUTURA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25548 (Commission File Number)	84-1010269 (IRS Employer Identification No.)

17080 Newhope Street, Fountain Valley, California (Address of principal executive offices)	92708 (Zip Code)
Registrant’s telephone number, including area code: (714) 437-9801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K, as well as other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”), contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.
Section 5 — Corporate Governance and Management
     Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     At a Special Meeting of the Board of Directors of the Registrant (the “Board”) held on September 21, 2006, Mr. David Teckman was appointed as President and Chief Executive Officer of Registrant. Mr. Anthony Nobles resigned from those positions at the Special Meeting and was appointed Registrant’s Chief Science Officer. Mr. Nobles continues to serve as Registrant’s Chairman of the Board. In addition, at that Special Meeting, Mr. Richard Bjorkman was appointed Registrant’s Chief Financial Officer and Vice President, Finance. Mr. Egbert Ratering resigned from the position of Chief Financial Officer at that Special Meeting and remains an Executive Vice President of Registrant.
     The agreement with Mr. Teckman provides that he will receive annual compensation of $1.00 in exchange for serving as the Company’s President and Chief Executive Officer. The agreement with Mr. Bjorkman provides, among other things, that Mr. Bjorkman will receive an annual salary of $90,000 in exchange for serving as the Company’s Chief Financial Officer and Vice President, Finance at least twenty (20) hours per week, and that he will be reimbursed for his COBRA expenses.
     Also at that the Special Meeting, both Richard Bjorkman and Richard Mora were elected to the Board to fill newly existing vacancies on the Board that were created when the Board resolved to amend the current bylaws to increase the authorized number of directors on the Board to seven (7) members. The number of directors authorized prior to such amendment was five (5). The information contained in the press release attached as exhibit 99.1 is incorporated herein.
     Mr. Teckman was a director of Minneapolis-based Whitebox Advisors, LLC, a hedge fund headquartered in Minneapolis, MN with $1.4 billion under management and which has over $20.0 million invested in Sutura. Mr. Teckman recently resigned his director position with Whitebox, but will continue to provide consulting services to Whitebox.
     Richard Bjorkman is a financial professional with over 25 years of management accomplishments in private and public companies working with medical devices, software, wireless, multi-unit distribution and retail organizations. Mr. Bjorkman’s professional experience includes working with venture capital funded start-up companies as well as Fortune 500 companies as Chief Financial Officer or Vice President, Finance. Mr. Bjorkman has extensive senior management experience having been the CFO for Indicast.com, Smith Micro Software, Inc. and Iovision, Inc. Mr. Bjorkman began his career in finance as an auditor with KPMG in Los Angeles.
     Dr. Richard Moran is the former Chairman of the Board of Portal Software which was sold to Oracle in 2006. He served also on the Board of r4gs which was sold to Verisign in 2005. He is a former Partner at Accenture, Inc. and a Ph.D. in organizational behavior. Dr. Moran is a nationally recognized expert in implementing organizational change through shaping high-performance work cultures and harnessing the power of people and technology. He has orchestrated and implemented major corporate methodologies driving rapid growth for companies within technology and other industries. Dr. Moran is also a respected author of numerous national best-selling business books and a board member of several educational and philanthropic organizations.

Section 9 – Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits
(a)	Financial statements of business acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable
Exhibit Index
(c)	Exhibits.
99.1	Press release announcing changes in management and appointment of directors.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTURA, INC. (Registrant)
Date: September 26 , 2006	/s/ David Teckman
David Teckman
President and Chief Executive Officer